Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

    We consent to the inclusion in this Amendment No. 1 to this Registration Statement on Form S-1 of The Empire Sports and Entertainment Holdings Co. of our report dated October 5, 2010, on our audit of the balance sheet of Golden Empire, LLC as of December 31, 2009, and the related statements of operations, changes in members’ deficit and cash flows for the period from November 30, 2009 (inception) to December 31, 2009. We also consent to the inclusion in this Amendment No. 1 to this Registration Statement on Form S-1 of The Empire Sports and Entertainment Holdings Co. of our report dated March 15, 2011, on our audit of the consolidated balance sheet of The Empire Sports and Entertainment Holdings Co. and Subsidiary as of December 31, 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from February 10, 2010 (Inception) to December 31, 2010. We also consent to the reference to our firm under the caption “Experts”.

/s/ J. H. Cohn LLP

Jericho, New York
April 15, 2011